Exhibit 99.1

Maui Land & Pineapple Company, Inc. Reports Fiscal First Quarter 2025 Results and

Announces New Scalable Agri-Business Venture

KAPALUA, Hawai‘i / May 15, 2025 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results covering the quarter ended March 31, 2025. The Company also announced a new agriculture-based business venture designed to maximize the value of currently underutilized croplands and stimulate economic revitalization on Maui. Additional updates from the Company will be shared at its Annual Meeting of Stockholders, which will be held virtually on Wednesday, May 21, 2025, at 8:30 a.m., Hawai‘i Standard Time, via conference call and posted to the Company website concurrently.

“In the first quarter of 2025, we advanced efforts to strengthen the fundamentals of our business segments and build the foundation for future growth by launching new initiatives to activate our landholdings,” said Race Randle, CEO of Maui Land & Pineapple Company, Inc. “We delivered a 134% year-over-year gain in operating revenue, driven in part by significant increases in occupancy and income from commercial real estate leasing.”

“Despite higher operating expenses, we maintained strong liquidity and improved positive Adjusted EBIDTA, buoyed by greater operational efficiencies, higher operating revenue, and proceeds from the sales of non-strategic land parcels.”

“With the successful pension restructuring, the severance obligations to former leaders fully settled, and share-based compensation expenses expected to decrease, we are well-positioned to see improved GAAP income moving forward.”

MLP Announces New Agri-Business Venture

MLP is launching a new scalable business initiative to cultivate Agave, a drought tolerant, low maintenance crop which utilizes minimal water and is attracting a growing global demand for value-added products. This initiative will honor MLP’s agricultural roots and aligns with our focus on accelerating the productivity of underutilized croplands, creating living wage jobs for local families, connecting people to the land, and boosting environmental and economic sustainability.

“We believe this new venture represents a significant opportunity to create long-term growth potential for the company which may be funded partially in partnership with mission-aligned partners. Our strategy complements our ongoing leasing and development projects while utilizing our prime landholdings to enable revenue upside potential from vertical integration with on-island distillation, regenerative agri-tourism, local distribution, and global expansion,” explained Randle.

A copy of the materials with additional details on the new initiative will be presented at our Annual Meeting of Stockholders and will be posted on the Company’s website concurrently.

First Quarter 2025 Highlights

●

Operating Revenues – The Company’s operating revenues totaled $5,804,000 for the three months ended March 31, 2025, as compared to $2,483,000 during the same period in 2024, an increase of $3,321,000, or 134%.

o

Land development and sales revenues amounted to $2,298,000 for the three months ended March 31, 2025, compared to no revenue during the same period in 2024. This is primarily attributed to $2,278,000 of contracting revenues from the Honokeana Homes Relief Housing Project with the State of Hawai‘i. MLP is administering horizonal improvements for this project and has agreed to receive no direct profit from this effort.

o

Leasing revenues amounted to $3,219,000 for the three months ended March 31, 2025, as compared to $2,216,000 during the same period in 2024, an increase of $1,003,000, or 45%. This increase was the result of focused efforts to improve occupancy, bring leases to market rates, sign new leases for renovated commercial properties and land leases of dormant cropland for new agricultural use.

●	Costs and expenses – Operating costs and expenses totaled $7,583,000 for the three months ended March 31, 2025, as compared to $3,882,000 for the same period in 2024, an increase of $3,701,000.
o	The increase in operating costs were primarily attributed to a $2,278,000 increase in direct construction costs incurred on the Honokeana Homes Relief Housing Project as described above.
o

Other increases are attributable to $372,000 in leasing costs driven by rise of insurance premiums, property management fees and commissions on new leases, $460,000 in general and administrative expenses for additional employees hired during mid-2024, and $622,000 in non-cash share-based compensation primarily due to stock option vesting for six directors at March 31, 2025, as compared to similar costs from vesting for four directors during the same period in 2024. While the Company will continue to use equity as part of its compensation strategy, it does not anticipate using options, which the Company expects to result in a decrease in share-based compensation expenses in the future.

●

Other Income (non-operating) – Other income totaled $105,000 for the three months ended March 31, 2025, as compared to $104,000 for the same period in 2024, as bond interest and dividends remained consistent year over year.

●

Pension and post-retirement expense – Pension expenses totaled $6,919,000 for the three months ended March 31, 2025, as compared to $78,000 for the same period in 2024. Of this $6,841,000 increase, approximately $6,800,000 is a non-cash GAAP expense due to the qualified pension plan annuitization originated in the first quarter of 2025 and is expected to be fully terminated by September 30, 2025. This non-cash $6,800,000 GAAP expense will be offset by a corresponding non-cash gain to be reported as other comprehensive gain on the income statement. This is anticipated to occur and be reported in the second quarter of 2025.

●

Net loss – The net GAAP loss was ($8,640,000), or ($0.44) per basic and diluted common share for the three months ended March 31, 2025, compared to net loss of ($1,375,000) or ($0.07) per basic and diluted common share for the same period in 2024. The net loss in the first quarter of 2025 was primarily driven by the non-cash GAAP pension expenses, non-cash stock compensation expenses, increased general and administrative expenses, and $115,000 attributable to the former CEO’s severance paid during the year. The former CEO’s severance was paid over 24 months, has been fulfilled and will not be present after March 31, 2025.

●

Adjusted EBITDA (Non-GAAP) – For the three months ended March 31, 2025, after adjusting for non-cash income and expenses of $8,840,000, Adjusted EBITDA was $200,000. This represents a favorable increase of $412,000 as compared to the reported Adjusted EBITDA in the amount of ($212,000) for the three months ended March 31, 2024.

●	Cash and Investments Convertible to Cash (Non-GAAP) – Cash and Investments Convertible to Cash totaled $9,455,000 on March 31, 2025, a decrease of $67,000, as compared to $9,522,000 at March 31, 2024.

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA and Cash and Investments Convertible to Cash, to provide information that may assist investors in understanding the Company's financial results and financial condition and assessing its prospects for future performance. We believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. We believe Cash and Investments Convertible to Cash are important indicators of liquidity because it includes items that are convertible into cash in the short term. These non-GAAP financial measures are not intended to represent and should not be considered more meaningful measures than, or alternatives to, measures of operating performance or liquidity as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense, pension and post-retirement expenses, and other non-recurring (gains)/losses, which include (gains)/losses from asset impairments, asset dispositions, and derecognition of other assets. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Cash and Investments Convertible to Cash is a non-GAAP financial measure defined as cash and cash equivalents plus restricted cash and investments. Cash and Cash Investments Convertible to Cash is a key measure used by the Company to evaluate internal liquidity.

Additional Information

More information about Maui Land & Pineapple Company’s first quarter 2025 operating results are available in the Form 10-Q filed with the Securities and Exchange Commission and posted at mauiland.com.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of its portfolio, including over 22,000 acres of land along with approximately 247,000 square feet of commercial real estate. The Company envisions a future where Maui residents thrive in more resilient communities with sufficient housing supply, economic stability, food and water security, and deep connections between people and place. For over a century, MLP has built a legacy of thoughtful stewardship through conservation, agriculture, community building, and land management. The Company continues this legacy today with a mission to thoughtfully maximize the productive use of its assets to meet the critical needs of current and future generations.

Company assets include land for future residential communities and mixed-use projects within the world-renowned Kapalua Resort, home to luxury hotels such as The Ritz-Carlton Maui and Montage Kapalua Bay, two championship golf courses, pristine beaches, a network of walking and hiking trails, and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to put its land into productive use, our ability to cultivate and commercialize Agave, and our ability to reduce share-based compensation expenses. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wade@mauiland.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company e: ashley@mauiland.com Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands except per share amounts)
OPERATING REVENUES
Land development and sales	$2,298	$-
Leasing	3,219	2,216
Resort amenities and other	287	267
Total operating revenues	5,804	2,483

OPERATING COSTS AND EXPENSES
Land development and sales	2,323	266
Leasing	1,364	992
Resort amenities and other	612	436
General and administrative	1,517	1,057
Share-based compensation	1,581	959
Depreciation	186	172
Total operating costs and expenses	7,583	3,882

OPERATING LOSS	(1,779)	(1,399)

Gain on assets disposal	1	-
Other income	105	104
Pension and other post-retirement expenses	(6,919)	(78)
Interest expense	(48)	(2)
NET LOSS	$(8,640)	$(1,375)
Other comprehensive income - pension, net	79	68

TOTAL COMPREHENSIVE LOSS	$(8,561)	$(1,307)

NET LOSS PER COMMON SHARE-BASIC AND DILUTED	$(0.44)	$(0.07)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,882	$6,835
Accounts receivable, net	2,650	5,016
Investments	1,573	2,687
Prepaid expenses and other assets	375	507
Assets held for sale	82	82
Total current assets	12,562	15,127

PROPERTY & EQUIPMENT, NET	17,350	17,401

OTHER ASSETS
Investment in joint venture	42	968
Deferred development costs	14,854	14,410
Other noncurrent assets	2,424	2,233
Total other assets	17,320	17,611
TOTAL ASSETS	$47,232	$50,139

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$2,460	$2,321
Payroll and employee benefits	233	908
Accrued retirement benefits, current portion	7,370	140
Deferred revenue, current portion	1,148	833
Long-term debt, current portion	85	85
Line of credit	3,000	3,000
Other current liabilities	556	730
Contract overbillings	901	3,180
Total current liabilities	15,753	11,197

LONG-TERM LIABILITIES
Accrued retirement benefits, noncurrent portion	1,447	2,368
Deferred revenue, noncurrent portion	1,200	1,233
Deposits	1,938	1,968
Long-term debt, noncurrent portion	156	168
Other noncurrent liabilities	22	24
Total long-term liabilities	4,763	5,761
TOTAL LIABILITIES	20,516	16,958

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,718,150 and 19,663,780 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	86,799	85,877
Additional paid-in-capital	16,376	15,202
Accumulated deficit	(69,648)	(61,008)
Accumulated other comprehensive loss	(6,811)	(6,890)
Total stockholders' equity	26,716	33,181
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$47,232	$50,139

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(NON-GAAP) UNAUDITED

	Three Months Ended
	March 31,
	2025	2024
	(In thousands except per share amounts)

NET LOSS	$(8,640)	$(1,375)
Non-cash income and expenses
Interest expense	2	6
Depreciation	186	172
Amortization of licensing fee revenue	(33)	(33)
Share-based compensation
Vesting of Stock Options granted to Board Chair and Directors	975	439
Vesting of Stock Compensation granted to Board Chair and Directors	174	137
Vesting of Stock Options granted to CEO	199	197
Vesting of employee Incentive Stock	231	185
Bad debt expense	209	5
Pension and other post-retirement expenses	6,897	55

ADJUSTED EBITDA (LOSS)	$200	$(212)

	Three Months Ended	Year Ended
	March 31, 2025	December 31, 2024
	(in thousands)

CASH AND INVESTMENTS
Cash and cash equivalents	$7,882	$6,835
Investments, current portion	1,573	2,687

TOTAL CASH AND INVESTMENTS CONVERTIBLE TO CASH	$9,455	$9,522